PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

James J. Stebor
President and Chief Executive Officer
First Federal Bancshares, Inc.
(309) 776-3225



                         FIRST FEDERAL BANCSHARES, INC.
                         ------------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

        Colchester, Illinois -- January 23, 2003. First Federal Bancshares, Inc. (Nasdaq-FFBI), announced today that the corporation's annual meeting of stockholders will be held on Tuesday, May 27, 2003.

        First Federal Bancshares, Inc. is the holding company for First Federal Bank and is headquartered in Colchester, Illinois with eight additional full service branches located in west central Illinois and northeast Missouri.